                                                                   EXHIBIT 10.19

                  AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

          THIS AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (the "Agreement") is made and entered into as of this 14th day of September, 1999 by and among GetThere.com, a California corporation (the "Company"); Daniel Whaley and Bruce Yoxsimer (together with Al Whaley, each a "Founder" and collectively, the "Founders"); Richard D.C. Whilden ("Whilden"); those purchasers of Series A Preferred Stock of the Company who are signatories to this Agreement (collectively, the "Series A Investors"); those purchasers of Series B Preferred Stock of the Company who are signatories to this Agreement (collectively, the "Series B Investors"); United Air Lines, Inc., a Delaware corporation ("United"); Covia LLC, a Delaware limited liability company and a wholly owned subsidiary of United ("Covia"), and those purchasers of Series C Preferred Stock, Series D3 Preferred Stock and Series E Preferred Stock who are signatories to this Agreement (collectively, the "Series E Investors" and together with the Founders, Whilden, the Series A Investors, the Series B Investors, United and Covia, the "Investors").

                                    RECITALS
                                    --------

          WHEREAS, the Company, the Founders, the Series A Investors, the Series B Investors and United possess voting and other rights granted pursuant to that certain Amended and Restated Shareholders Agreement dated May 10, 1998 by and between the Company, the Founders, the Series A Investors, the Series B Investors, United and Covia (the "Prior Agreement") entered into in connection with that certain Series C Preferred Stock, Warrant and Option Purchase Agreement dated May 10, 1998 by and between the Company and Covia (the "Series C Agreement");

          WHEREAS, each of the Founders is the owner of that number of shares of Common Stock of the Company ("Common Stock") set forth opposite such Founder's name on the Schedule of Shareholders attached hereto as Schedule A (the
"Shares");                                              ----------


          WHEREAS, Whilden is the owner of that number of shares of Common Stock set forth opposite his name on the Schedule of Shareholders attached hereto as

Schedule A;
----------

          WHEREAS, the Company sold and issued an aggregate of 3,705,991 shares of the Series A Preferred Stock of the Company ("Series A Preferred Stock") to Series A Investors pursuant to the Series A Agreement and each of the Series A Investors is the owner of that number of shares of Series A Preferred Stock set forth opposite such Series A Investor's name on the Schedule of Shareholders attached hereto as Schedule A;
                   ----------

          WHEREAS, the Company sold and issued an aggregate of 3,914,448 shares of the Series B Preferred Stock of the Company ("Series B Preferred Stock") pursuant to the Series B Agreement and subsequently granted warrants exercisable for an aggregate of 391,445 shares of Series B Preferred Stock to the Series B Investors, and each of the Series B Investors is the owner of that number of shares of and warrants exercisable for that number of shares of Series B Preferred Stock set forth opposite such Series B Investor's name on the Schedule of Shareholders attached hereto as Schedule A;
                                   ----------

--------
[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
      WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          WHEREAS, the Company sold and issued to Covia, subject to the terms of the Series C Agreement, (i) 4,060,875 shares (together with the securities to be purchased by Covia pursuant to the Purchase Agreement, as defined below, the "Covia Shares") of the Series C Preferred Stock of the Company ("Series C Preferred Stock"), (ii) a warrant (the "Warrant") exercisable for up to 807,698 shares of Series C Preferred Stock, (iii) an option (the "Option") exercisable for (A) up to 2,473,392 shares of Series C Preferred Stock or (B) a warrant that is in turn exercisable for up to 2,473,392 shares of Series C Preferred Stock (the "Option Warrant"), and (iv) an option (the "Series D Option") to purchase Series D1 Preferred Stock and Series D2 Preferred Stock;

          WHEREAS, the Company desires to issue and sell to the Series E Investors, subject to the terms of the Preferred Stock and Warrant Purchase Agreement of even date herewith (the "Purchase Agreement"), (i) One (1) share of its Series D3 Preferred Stock (the "Series D3 Preferred"); (ii) up to One Million Three Hundred Seventy-Five Thousand Four Hundred Twenty-Three (1,375,423) shares of its Series C Preferred Stock (the "Series C Preferred");
(iii) up to Five Million Forty-One Thousand Seventy-Six (5,041,076) shares of its Series E Preferred Stock (the "Series E Preferred"); (iv) warrants exercisable for up to Two Million One Hundred Sixty Thousand Forty-Six (2,160,046) shares of Series E Preferred Stock, (v) warrants exercisable for Three Hundred Seventy-Five Thousand (375,000) shares of Common Stock, and (vi) warrants exercisable for up to One Million One Hundred Thirty-Six Thousand Eight Hundred Twenty-One (1,136,821) shares of Series C Preferred Stock (together with the warrants exercisable for Series E Preferred Stock and the warrants exercisable for Common Stock, the "Warrants");

          WHEREAS, the Company and the Series E Investors intend that the Series E Investors become a party to this Agreement upon the purchase of the Series C Preferred Stock, the Series D3 Preferred Stock, the Series E Preferred Stock and the Warrants at the closing under the Purchase Agreement (the "Closing");

          WHEREAS, in order to induce the Company to sell the Series C Preferred Stock, the Series D3 Preferred Stock and the Series E Preferred Stock and to induce the Series E Investors to invest funds in the Company by purchasing the Series C Preferred Stock, the Series D3 Preferred Stock, Series E Preferred Stock and the Warrants under the Purchase Agreement, the Founders, the Company, the Series A Investors, the Series B Investors, United and Covia, desire to amend and restate all rights granted to them under the Prior Agreement, and to replace the Prior Agreement in its entirety as set forth herein;

          WHEREAS, the Series E Investors and the Company have agreed, pursuant to the Purchase Agreement, to enter into this Agreement to set forth their agreement and understandings with respect to the matters set forth herein; and

          WHEREAS, the Amended and Restated Articles of Incorporation of the Company provide that, prior to the conversion of all outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series E Preferred Stock into Common Stock pursuant to the provisions of Section 5 thereof, at each annual or special meeting called for the purpose of electing directors of the Company, (i) two (2) members of the Board of Directors shall be elected by the holders of Series A Preferred Stock, voting as a separate class (for purposes of this Agreement, each a "Series A Board Seat" and collectively the "Series A Board Seats"); (ii) one (1) member of the Board of Directors shall be elected by the holders of the Series B Preferred Stock, voting as a separate class (for purposes of this Agreement, the "Series B Board Seat"); (iii) one (1) member of the Board of Directors shall be elected by the holders of the Common Stock, voting as a separate class (for purposes of this Agreement, the "Founder Board Seat"); (iv) two (2) members of the Board of Directors shall be elected by the holders of the Common Stock and Preferred Stock, voting together as a single class (for purposes of this Agreement, each a "Class Board Seat" and collectively, the "Class Board Seats"); (v) if and for so long as a share of Series D1 Preferred Stock remains outstanding, one (1) member of the Board shall be elected by the holder of the Series D1 Preferred Stock, voting as a separate class (the "Series D1 Board Seat"), provided that if no share of Series D1 Preferred Stock remains outstanding, then one (1) member of the Board of Directors shall be elected by the holders of the Common Stock, Series A Preferred Stock and Series B Preferred Stock, voting together as a single class (for purposes of this Agreement, the "Outside Director Seat"); (vi) if and for so long as a share of Series D2 Preferred Stock remains outstanding, one (1) member of the Board shall be elected by the holder of the Series D2 Preferred Stock (the "Series D2 Board Seat"); and (vii) for so long as a share of Series D3 Preferred Stock remains outstanding, one (1) member of the Board shall be elected by the holder of the Series D3 Preferred Stock, voting as a separate class (for purposes of this Agreement the "Series D3 Board Seat");

          NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

                                   AGREEMENT
                                   ---------

          1.  Board of Directors.
              ------------------

          a. At each annual or special meeting of the shareholders of the Company at which directors are to be elected or in each written consent of the shareholders of the Company to be obtained in lieu of any such meeting, the Founders, Whilden, the Series A Investors, the Series B Investors, United, Covia, and the Series E Investors (as such terms are defined in Section 14 below, and for purposes of this Agreement, each a "Voting Party" and collectively, the "Voting Parties"), hereby agree to vote that number of shares of the capital stock of the Company as to which they have beneficial ownership as of the time of the record date for such election, that is sufficient to, and shall take all other actions necessary to, elect and appoint to the Board of Directors of the Company (the "Board") the following persons: (i) two (2) members to fill the Series A Board Seats as shall be designated by the consent of a majority of the shares of Series A Preferred Stock (or shares of Common Stock acquired upon conversion thereof) held by the Series A Investors; (ii) one
(1) member to fill the Series B Board Seat as shall be designated by the consent of a majority of the shares of Series B Preferred Stock (or shares of Common Stock acquired upon conversion thereof) held by the Series B Investors; (iii) one (1) member to fill the Founder Board Seat as shall be designated by the consent of a majority of the shares of Common Stock held by the Founders; (iv) subject to Section 1(k) below and subject to American Express Company or American Express Travel Related Services, Inc. (collectively, "AmEx") notifying the Company and the Board that AmEx wishes to fill the Series D3 Board Seat pursuant to Section 1(l) below, one (1) member to fill the Series D3 Board Seat as shall be designated by the holder of the share of Series D3 Preferred Stock, which designee shall initially be Jonathan Linen and thereafter, if at all, an executive officer of AmEx serving in a business operations capacity and on the Policy and Planning Committee of American Express Company (or a comparable successor committee); (v) the person then serving as the duly appointed Chief Executive Officer of the Company to fill one (1) of the Class Board Seats; (vi) one (1) member to fill the second Class Board Seat as shall be designated by the consent of a majority of the shares of Common Stock and Preferred Stock (or shares of Common Stock acquired upon conversion thereof) held by the Voting Parties, such shares voting together as one class, not as separate classes or series, and on an as-converted basis; (vii) subject to Section 1(c) below, one (1) member, designated by Covia, to fill the Outside Director Seat that is an independent industry representative or a representative of a strategic partner of the Company that is, for so long as Covia (and/or a United Related Party) hold(s) at least 2,434,287 shares of Common Stock Equivalents (as the terms "United Related Party" and "Common Stock Equivalents" are defined in Section 15(h) below), satisfactory to United and that is, in any event, designated by the consent of both (A) a majority of the Common Stock held by the Founders and Whilden, voting together as a separate class, and (B) a majority of the Series A Preferred Stock and Series B Preferred Stock (or shares of Common Stock acquired upon conversion thereof) held by the Series A Investors and Series B Investors, respectively, voting together as a separate class; and (viii) subject to Covia exercising the Series D Option, one
(1) member, designated by Covia, to fill the Series D1 Board Seat and one (1) member, designated by Covia, to fill the Series D2 Board Seat. For purposes of this Section 1, any determination or designation to be made by the consent of a majority of the shares of Series A Preferred Stock or Series B Preferred Stock held by the Series A Investors or Series B Investors, respectively, either by voting together as a class with other series of Preferred Stock or by voting as a separate series, shall be made by the consent of Series A Investors or Series B Investors, as the case may be, holding a majority of the shares of Common Stock issued or issuable upon conversion of such shares of Series A Preferred Stock or Series B Preferred Stock, respectively, and any determination or designation by such majority shall be binding on the remaining Series A Investors or Series B Investors, respectively. Any determination or designation to be made by the consent of a majority of the shares of Common Stock held by the Founders, voting as a separate class, shall be made by the consent of the Founder or Founders holding a majority of the shares of Common Stock held by all of the Founders, and any determination or designation by such majority shall be binding on the remaining Founder or Founders.

          b.  As of the time of the Initial Closing:

               (i) the initial appointees of the Series A Investors under subsection 1(a)(i) shall be Jeffrey D. Brody and John Ueberroth;

               (ii) the initial appointee of the Series B Investors under subsection 1(a)(ii) shall be Dale J. Vogel;

               (iii) the initial appointee of the Founders under subsection 1(a)(iii) shall be Daniel Whaley;

               (iv) the initial AmEx Board Observer (as defined below) shall be Jonathan Linen;

               (v) the Chief Executive Officer of the Company appointed under subsection 1(a)(v) shall be Gadi Maier;

               (vi) the initial member elected under subsection 1(a)(vi) shall be Richard D.C. Whilden; and

               (vii) the initial member elected under subsection 1(a)(vii) shall be William R. Hambrecht.

          c. The terms of subsection (vii) (but not subsections (i) through (vi)) of Section 1(a) above shall terminate in their entirety and be of no further force or effect immediately upon the earlier to occur of (i) such time as Covia purchases Series D1 Preferred Stock or Series D2 Preferred Stock of the Company by exercising the Series D Option in accordance with the terms and conditions thereof or (ii) a Section 12(e) Termination Event (as defined in Section 12(e) below).

          d. Any of the directors elected to the Board pursuant to the terms hereof and serving in such capacities may be removed from the Board in the manner allowed by law and in accordance with the Company's Articles of Incorporation and Bylaws and this Agreement, at any time with or without cause or for any reason or no reason, but with respect to a director designated pursuant to subsections 1(a)(i) through 1(a)(vii) above, only upon the vote or written consent of the shareholders entitled to designate such director. Nothing in this Agreement in any way modifies or terminates the "at will" nature of the relationship of any director, officer, employee of, or consultant or other service provider to, the Company.

          e. In the event that any director elected to the Board pursuant to the terms hereof ceases for any reason to serve as a member of the Board, the Company and each of the Voting Parties agree to take all such action as is reasonable and necessary within fifteen (15) days thereafter, including the voting of all shares of capital stock of the Company by each of the Voting Parties as to which they have beneficial ownership, to cause the election or appointment of such other substitute person to the Board in accordance with the agreements set forth in this Section 1. The Company shall promptly give each of the Voting Parties written notice of any election to or appointment of, or change in composition of, the Board.

          f. Subject to the provisions of Section 2 below, the Company and each of the Voting Parties agree not to take any actions which would materially and adversely affect the provisions of this Agreement or the intentions of the parties with respect to the composition of the Board as herein stated.

          g.   Notwithstanding the foregoing, all of the provisions of this
Section 1 shall terminate in their entirety and be of no further force or effect on the date upon which the Company consummates (i) a consolidation or merger of the Company with or into any other corporation or corporations in which the shareholders of the Company immediately prior to such transaction(s) own, as a result of such transaction(s), less than a majority of the voting securities of the successor or surviving corporation immediately thereafter, or (ii) a sale of all or substantially all of the assets or business of the Company in one or more related transactions (such events referred to herein collectively as a "Sale of the Company").

          h. Notwithstanding the foregoing, upon the earlier to occur of (i) the date upon which the Company or a parent of the Company consummates a sale of securities pursuant to a registration statement filed by the Company under the Securities Act of 1933, as amended (the "Act"), in connection with the firm commitment underwritten offering of its securities to the general public (an "Initial Public Offering") or (ii) the date upon which the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") (a "Reporting Company Event"), the following provisions will apply:

               (i) Sections 1(a) through 1(e) shall terminate in their entirety and be of no further force or effect;

               (ii) For so long as Covia (and/or a United Related Party) hold(s) at least 3,651,430 shares of Common Stock Equivalents (as defined in Section 15(h) below) and has not purchased Series D1 Preferred Stock or Series D2 Preferred Stock of the Company by exercising the Series D Option in accordance with the terms and conditions thereof, the Company shall, for each annual or special meeting of shareholders at which directors are to be elected, use its best efforts to nominate for election to the Company's Board of Directors one (1) person that is an independent industry representative or a representative of a strategic partner of the Company that is satisfactory to United, provided that the Company receives a written notice setting forth the name(s) of any such person satisfactory to United, signed by an authorized officer of United, at least fifteen (15) days prior to the record date set for any such meeting of shareholders.

               (iii) Notwithstanding the foregoing, Section 1(h)(ii) shall terminate in its entirety and be of no further force or effect immediately upon the earlier to occur of (A) such time as Covia purchases Series D1 Preferred Stock or Series D2 Preferred Stock of the Company by exercising the Series D Option in accordance with the terms and conditions thereof, (B) such time as Covia (and/or a United Related Party) no longer hold(s) at least 3,651,430 shares of Common Stock Equivalents or (C) a Section 12(e) Termination Event.

          i. The director designated under subsection 1(a)(iv) shall be entitled to serve on the Executive Committee of the Board, if any. The directors filling the Series D1 Board Seat and the Series D2 Board Seat, if any, shall be entitled to serve on the Executive Committee of the Board, if any. The director designated under subsection 1(h)(ii), if any, shall be entitled to serve on the Executive Committee of the Board, if any.

          j. The Company reserves the right to withhold information from the director designated under subsection 1(a)(iv) and to request such director to recuse himself or herself from any Board or Committee meeting or portion thereof upon a request made by a majority of the remainder of the Board, such request being a reasonable, good faith decision made with due deliberation by such majority and the basis for which decision has been communicated in writing to such director and to AmEx prior to the request for recusal.

          k. Notwithstanding anything to the contrary herein, the terms of subsection (iv) (but not subsections (i) through (iii) or subsections (v) through (vii)) of Section 1(a), Section 1(i) and Section 2(b) shall terminate in their entirety and be of no further force or effect, and the term of office of the director designated under subsection 1(a)(iv), if any, shall terminate, immediately upon the earlier to occur of (A) such time as no shares of Series D3 Preferred Stock remain outstanding, (B) the date that the holder thereof transfers the Series D3 Preferred, except to an AmEx Related Party of the holder (as defined in the Amended and Restated Articles of Incorporation of the Company), (C) beginning with the first day of the second financial quarter following the commencement of sales by American Express Travel Related Services Company, Inc. pursuant to the Web Services and Travel Agreement between the Company and American Express Travel Related Services Company, Inc. (the "Commercial Agreement"), on the last day of any subsequent three consecutive financial quarters during which AmEx's sales of the Company's products and services pursuant to the Commercial Agreement to the Global 950 (as defined in the Commercial Agreement) total less than twenty five percent (25%) in such three consecutive financial quarter period of AmEx's total sales of on-line products and services similar to those provided by the Reservation System (as defined in the Commercial Agreement) to new accounts (i.e. accounts not previously under contract with AmEx for the provision of on-line products and services similar to those provided by the Reservation System) within the Global 950, (D) eighteen (18) months following the closing of the Company's offer and sale of its securities in a firm commitment underwritten public offering or (E) the date of the consummation of a Liquidation of the Company, as defined in Article III(B)(3)(c) above. In addition to (A) through (E), above, the terms of subsection (iv) (but not subsections (i) through (iii) or subsections (v) through (vii)) of Section 1(a),
Section 1(i) and Section 2(b) shall terminate in their entirety and be of no further force or effect, and the term of office of the director designated under subsection 1(a)(iv), if any, shall terminate (i) if and only if the Company consummates an initial public offering of its securities on or before the later of (x) December 31, 1999, or (y) the consummation of the next bona fide sale of securities of the Company to investors in an arms-length transaction with gross aggregate proceeds to the Company of at least $10,000,000 (in each case the "Pay to Play Date"), on the date that the holder of the share of Series D3 Preferred Stock holds a percentage of the Common Stock of the Company (calculated assuming
(1) the conversion of all then-outstanding Preferred Stock into Common Stock,
(2) the issuance of the number of shares of Common Stock issuable upon conversion of the securities issuable upon exercise of outstanding warrants to purchase securities of the Corporation held by the holder of the share of Series D3 Preferred Stock and (3) the issuance of all shares of Common Stock issuable upon the exercise of all options vested as of such date exercisable for shares of the Company's Common Stock) equal to less than the difference of (x) the percentage of the Common Stock of the Company held by the holder of the share of Series D3 Preferred Stock immediately after the consummation of the IPO minus
(y) 1.0% or (ii) if the Company does not consummate an initial public offering of its securities on or before the Pay to Play Date, on the date that the holder of the share of Series D3 Preferred Stock holds a percentage of the Common Stock of the Company (calculated assuming (1) the conversion of all then-outstanding Preferred Stock into Common Stock, (2) the issuance of the number of shares of Common Stock issuable upon conversion of the securities issuable upon exercise of outstanding warrants to purchase securities of the Corporation held by the holder of the share of Series D3 Preferred Stock and (3) the issuance of all shares of Common Stock issuable upon the exercise of all options vested as of such date exercisable for shares of the Company's Common Stock) equal to less than the difference of (x) the percentage of the Common Stock of the Company held by the holder on the AmEx Subsequent Closing Date (as defined in the Series D3 and Series E Preferred Stock and Warrant Purchase Agreement) minus (y) 1.0%.
           -----

          l. So long as AmEx holds shares of Series D3 Preferred Stock, AmEx shall have the right to request the Company and the Board, by written notification setting forth the identity of the AmEx Board designee, to fill the Series D3 Board Seat with such designee of AmEx. Upon such notification, the Company shall use its best efforts to cause the Board to appoint the AmEx designee to fill the Series D3 Board Seat and the Board shall use its best efforts effect such appointment.

          m. In the event of the automatic conversion of the Series D1, Series D2 or Series D3 Preferred into Common Stock pursuant to the Amended and Restated Articles of Incorporation of the Company, the director(s) serving as director(s) appointed by the holders of such converted Series D1, Series D2 or Series D3 Preferred shall immediately thereafter be treated as directors elected pursuant to Article III.B.6(b)(ix) of such Amended and Restated Articles of Incorporation.

      2.  Board Observers.
          ---------------

          a.  United Board Observer.
              ---------------------

               (i) For so long as Covia (and/or a United Related Party) hold(s) at least 3,651,430 shares of Common Stock Equivalents (as defined in Section 15(h) below) and has not purchased Series D1 Preferred Stock or Series D2 Preferred Stock of the Company by exercising the Series D Option in accordance with the terms and conditions thereof, the Company shall invite United to send at United's own expense one (1) representative of United (the "United Board Observer") to attend, in a nonvoting observer capacity, each meeting of its Board of Directors; provided, however, that United and the United Board Observer shall agree to hold in confidence and trust and to act in the same fiduciary manner required of members of the Company's Board of Directors with respect to all information provided and opportunities disclosed or described in connection with or at such meetings (collectively, "United Fiduciary Obligations"); and, provided further, that the Company reserves the right to withhold any information and to exclude the United Board Observer from any meeting or portion thereof if the Company reasonably believes access to such information or attendance at such meeting or portion thereof could adversely affect the attorney-client privilege between the Company and its counsel. United agrees, and any United Board Observer will agree, to hold in confidence and trust and not use or disclose any confidential information provided to or learned by it thereby, and such obligations and the United Fiduciary Obligations described above will survive any termination of this Section 2 or this Agreement.

               (ii) The rights (but not the obligations) of United under this
Section 2 shall not be assignable and shall terminate as to United and the United Board Observer and be of no further force or effect immediately upon the earlier to occur of:

                    (A) such time as Covia purchases Series D1 Preferred Stock or Series D2 Preferred Stock of the Company by exercising the Series D Option in accordance with the terms and conditions thereof;

                    (B)  the Sale of the Company; or

                    (C)  a Section 12(e) Termination Event.

          b.  AmEx Board Observer.
              -------------------

               (i) Subject to Section 1(k) and so long as the Series D3 Board Seat has not yet been filled with an AmEx Board designee pursuant to Section 1(l), the Company shall invite AmEx to send at AmEx's own expense one (1) representative of AmEx who shall initially be Jonathan Linen and thereafter, if at all, an executive officer of AmEx serving in a business operations capacity and on the Policy and Planning Committee of American Express Company (or a comparable successor committee) (the "AmEx Board Observer") to attend, in a nonvoting observer capacity, each meeting of its Board of Directors; provided, however, that AmEx and the AmEx Board Observer shall agree to hold in confidence and trust and to act in the same fiduciary manner required of members of the Company's Board of Directors with respect to all information provided and opportunities disclosed or described in connection with or at such meetings (collectively, "AmEx Fiduciary Obligations"); and, provided further, that the Company reserves the right to withhold any information and to request such AmEx Board Observer to recuse himself or herself from any Board or Committee meeting or portion thereof upon a request made by a majority of the Board, such request being a reasonable, good faith decision made with due deliberation by such majority and the basis for which decision has been communicated in writing to such AmEx Board Observer and to AmEx prior to the request for recusal. AmEx agrees, and any AmeEx Board Observer will agree, to hold in confidence and trust and not use or disclose any confidential information provided to or learned by it thereby, and such obligations and the AmEx Fiduciary Obligations described above will survive any termination of this Section 2 or this Agreement.

               (ii) The rights (but not the obligations) of AmEx under this
Section 2 shall not be assignable and shall terminate as to AmEx and the AmExBoard Observer and be of no further force or effect immediately upon the earlier to occur of:

                    (A)  the Sale of the Company;

                    (B) a Section 4(e) Termination Event as defined in the Standstill and Bring Along Agreement by and among the Company and the Series E Investors, dated as of the date hereof (the "Standstill Agreement"); or

                    (C) the date on which a neutral, third-party arbitrator mutually chosen by the Company and by AmEx or a court of law with proper jurisdiction determines that the AmEx Board Observer unreasonably refused to recuse himself or herself from any meeting of the Company's Board of Directors or a committee thereof following a request for recusal made by a majority of the remainder of the Board, such request being a reasonable, good faith decision made with due deliberation by such majority and the basis for which decision has been communicated in writing to such AmEx Board Observer and to AmEx prior to the request for recusal.

      3.  Reserved.
          --------

      4.  Reserved.
          --------

      5.  Reserved.
          --------

      6.  Changes in Stock.  If, from time to time during the term of this
          ----------------
Agreement:

          a. there is a dividend of any security, stock split or other change in the character or amount of any of the outstanding securities of the Company, or

          b. there is any consolidation or merger of the Company with or into any other entity immediately following which shareholders of the Company hold more than 50% of the voting equity securities of the surviving corporation, provided that each of the shareholders of the Company immediately prior to any such transaction (or series of related transactions) holds the same pro rata share of such majority of the voting equity securities of the surviving corporation as each held of the Company immediately prior to such transaction (or series of related transactions)

then, in any of such events, any and all new, substituted or additional securities or other property to which any Founder is entitled by reason of his ownership of the Shares shall be immediately subject to the provisions of this Agreement and be included in the word "Shares" for all purposes of this Agreement with the same force and effect as the Shares presently subject to this Agreement and with respect to which such securities or property were distributed.

      7.  Legends.  All stock certificates of the parties hereto representing
          -------
any shares of Common Stock or Preferred Stock subject to the provisions of this Agreement shall have endorsed thereon a legend to substantially the following effect:

          "THE VOTING RIGHTS OF, AND THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS AS SET FORTH IN AN AMENDED AND RESTATED SHAREHOLDERS AGREEMENT. A COPY OF SUCH AGREEMENT IS ON FILE AT THE CORPORATION'S PRINCIPAL PLACE OF BUSINESS AND ITS REGISTERED OFFICE."

      8.  Transferees.
          -----------

          a. All transferees or assignees of shares of capital stock of the Company from the Founders, Whilden, the Investors or any other party to this Agreement shall be bound by and subject to all of the terms and conditions of this Agreement and, by execution of an Adoption Agreement substantially in the form attached hereto as Schedule D and in accordance with the terms of Section
                        ----------
15(c), shall become a party to this Agreement with the same effect as though it had executed this Agreement on the date first written above.

          b. Notwithstanding Section 8(a) above, all rights and obligations hereunder with respect to any shares of capital stock of the Company held by the Founders, Whilden, the Investors or any other party to this Agreement shall terminate as to such shares and be of no further force or effect immediately upon the sale of such shares following an Initial Public Offering or Reporting Company Event pursuant to an effective registration statement under the Securities Act of 1933, as amended, or under Rule 144 promulgated thereunder.

                 c. Upon the sale by the Company of Common Stock or Preferred Stock to any Investor or other investor, including, without limitation, the issuance of shares of Series E Preferred Stock upon exercise of the Warrants and the issuance of shares of Series C Preferred Stock upon exercise of the Warrant, the Option, the Option Warrant or the Exchange Warrant (as defined in Section 13 below), or the issuance of any exercisable, convertible or exchangeable securities issued upon exercise thereof, each holder of such shares of Preferred Stock shall, by execution of an Adoption Agreement substantially in the form attached hereto as Schedule D and in accordance with the terms of Section 15(c),
                   ----------
but without any further action required on the part of the Company, the Founders, Whilden, the Investors or any other party to this Agreement, become a party to this Agreement and shall thereafter hold any shares of Common Stock or Preferred Stock held by such person subject to all of the terms, conditions and rights set forth in this Agreement.

          9.  Reserved.
              --------

          10. Veto Rights.
              -----------

                 a. Subject to Section 10(b) below, the Company shall not, without first obtaining the written consent of United, take any of the following actions:

                       (i) effect a Sale of the Company at any time prior to August 10, 1999;

                       (ii) appoint any new Chief Executive Officer, Chief Operating Officer or Vice President of Product Development (or such other employee with principal responsibility for product development) of the Company at any time prior to August 10, 1999, provided that such consent of United shall not be unreasonably withheld or delayed by United; or

                       (iii) issue any shares of capital stock of the Company for equity financing purposes to any entity identified on the Non-Approved Investors List attached hereto as Schedule B (each entity to be hereinafter
                                  ----------
referred to as a "Non-Approved Investor" and collectively as the "Non-Approved Investors") at any time before the earlier to occur of an Initial Public Offering or August 10, 2000.

                 b. Notwithstanding the foregoing, such United veto rights described in this Section 10 will expire in their entirety and be of no further force and effect immediately upon the earlier to occur of:

                       (i) such time as the commercial relationship between the Company and United, as evidenced by the Services Agreement (United Contract 140401) between United and the Company dated November 20, 1997 or any successor agreement thereto or any new commercial agreement between United and the Company entered into following the date hereof (collectively, the "Commercial Relationship"), is terminated either (A) by the Company for United's non-performance of its obligations under the terms and conditions of the Commercial Relationship, or (B) by United at any time without cause; or

                       (ii) such time as Covia (and/or a United Related Party) no longer owns the Minimum Equity Interest (as defined in Section 15(h) below).

                 c. Subject to Section 10(d) below, the Company shall not, without first obtaining the written consent of AmEx, issue any shares of capital stock of the Company for equity financing purposes to any entity identified on the Non-Approved AmEx Investors List attached hereto as Schedule E (each entity
                                                        ----------
to be hereinafter referred to as a "Non Approved AmEx Investor" and collectively as the "Non Approved AmexEx Investors") at any time before the earlier to occur of an Initial Public Offering or August 10, 2000.

                 d. Notwithstanding the foregoing, such AmEx veto rights described in this Section 10(c) will expire in their entirety and be of no further force and effect immediately upon such time as the commercial relationship between the Company and American Express Travel Related Services Company, Inc., as evidenced by the Web Services and Travel Agreement by and between the Company and American Express Travel Related Services Company, Inc., dated the date hereof, or any successor agreement thereto or any new commercial agreement between American Express Travel Related Services Company, Inc. and the Company entered into following the date hereof (collectively, the "AmEx Commercial Relationship") is terminated.

          11.  Bring Along Provision upon a Sale of the Company.
               ------------------------------------------------

                 a. In the event that a Sale of the Company (as defined above) is approved by (A) the Board of Directors of the Company, (B) the holders of a majority of the then-outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Common Stock (including, for purposes of such majority approval, any shares of Common Stock or Preferred Stock issuable upon exercise of any warrants for such stock then held by Covia, giving effect to such shares as though Covia had exercised such warrants and such shares were outstanding on the date of such approval) voting together as a single class, not as separate classes or series, and on an as-converted basis, and (C) if applicable, Covia, pursuant to Section 10 hereof, then, each of the Voting Parties (excluding AmEx solely for the purposes of this Section 11) hereby agree to:

                       (i) vote that number of shares of the capital stock of the Company as to which they have beneficial ownership as of the time of the record date for such Sale of the Company;

                       (ii) not exercise any dissenters' rights under applicable law at any time for such Sale of the Company;

                       (iii) refrain from transferring any securities of the Company, the acquirer, or any other applicable company during any period prohibited by then applicable "pooling of interests" accounting treatment rules, whether before or after the Sale of the Company, provided that such period of restriction prior to the closing of a Sale of the Company shall not exceed one hundred twenty (120) days; and

                       (iv) after receiving proper notice of such meeting ("Meeting Notice"), be present, in person or by proxy, along with any of their respective affiliated entities, as holders of shares of voting securities, at all meetings of shareholders of the Company to vote on the approval of a Sale of the Company so that all shares of voting securities beneficially owned by such shareholders and/or their affiliated entities may be counted for the purposes of determining the presence of a quorum at such meetings.

                 b. Notwithstanding the foregoing, Covia shall only be subject to the terms and conditions of Section 11(a) after the earlier to occur of:

                       (i) such time as the Commercial Relationship is terminated either (A) by the Company for United's non-performance of its obligations under the terms and conditions of the Commercial Relationship, or
(B) by United at any time without cause; or

                       (ii)  August 10, 2000;

          and further provided that in the event of a Sale of the Company to a Covia Non-Approved Investor set forth on Schedule B attached hereto, Covia shall
                                         ----------
have the right and option, in Covia's sole discretion, to elect to abstain from voting in favor of a Sale of the Company to such buyer and shall not be required to be present, in person or by proxy, along with any of their respective affiliated entities, as holders of shares of voting securities as otherwise required by Section 11(a)(iv) above.

      12.  Ownership and Control Restrictions.
           ----------------------------------

                 a.  Standstill and Control Agreement. Notwithstanding any other
                     --------------------------------
provision of this Agreement or the rights of first refusal held by any Investor under that certain Amended and Restated Investor Rights Agreement dated of even date herewith (the "Investor Rights Agreement"), without the prior approval of an executive officer of the Company, each party to this Agreement (excluding AmEx solely for the purposes of this Section 12), and any entity which becomes a party to this Agreement pursuant to Sections 8(a), 8(c), or 15(c) hereof or otherwise, including each of their respective affiliates or associates (in either case as defined in Rule 12b-2 of the 1934 Act) (each a "Standstill Investor" and collectively, the "Standstill Investors") covenant and agree that they will not (and each party and its affiliates or associates will not assist or encourage any other party to), directly or indirectly:

                       (i) acquire or agree, offer, seek or propose to acquire, cause to be acquired or commence any tender or exchange offer seeking to acquire beneficial ownership (as defined in Rule 13d-3 of the 1934 Act, without regard to the 60 day provision in paragraph (d)(1)(i) thereof) of any securities of the Company entitled to vote with respect to the election of any directors of the Company ("Voting Securities"), any securities convertible into, exchangeable for, or exercisable for, or that may become any Voting Securities or any other right to acquire Voting Securities (such Voting Securities and rights to acquire Voting Securities are collectively referred to herein as "Securities"), if after such acquisition the Securities then beneficially owned by such Standstill Investor represent more than such Standstill Investor's Threshold Percentage (as set forth in Schedule A attached hereto) of the
                                      ----------
Company's then outstanding Securities (assuming the conversion, exchange and/or exercise of all convertible, exchangeable and exercisable Securities); provided, however, that any Standstill Investor shall be permitted to commence a tender or exchange offer seeking to acquire beneficial ownership (as defined in Rule 13d-3 of the 1934 Act, without regard to the 60 day provision in paragraph (d)(1)(i) thereof) of all, but not less than all, of the then outstanding shares of capital stock of the

Company so long as each holder of any capital stock has the right to tender or exchange any of the capital stock held by them to such Standstill Investor at the same price and on the same terms as any other holder of any capital stock; or

                       (ii) make, or in any way participate, in any solicitation of proxies or consents with respect to any Voting Securities, become a "participant" in any "election contest" (as such terms are defined or used in Rule 14a-11 under the 1934 Act) with respect to the Company in each case, in opposition to any proxy solicitation subject to such Rule 14a-11 being conducted by the Company (providing that the foregoing shall not prohibit any communication not amounting to a solicitation of proxies); or call or attempt to call any meeting of the shareholders of the Company for the purpose of proposing, nominating or supporting for election to the Board of Directors of the Company or vote or cause to be voted any Voting Securities in favor of: (A) any persons other than as contemplated to be elected pursuant to the terms of
            ----------
Section 1, provided and to the extent that such section is still in full force and effect, or pursuant to the voting rights of the Series D1 Preferred Stock, Series D2 Preferred Stock or Series D3 Preferred Stock of the Company, if any shares of each or all are then outstanding; or (B) if subsequent to the Initial Public Offering of the Company, any persons whose nominations have not been approved by a majority of the Board of Directors of the Company except for that
                                                                ----------
number of persons that would constitute the same percentage (the "Board Representation Percentage") or any lesser percentage of the total authorized number of directors of the Company to be elected at the Company's next special or annual meeting of shareholders (an "Election of Directors") as the percentage obtained by dividing (x) the aggregate number of Securities outstanding and held by such Standstill Investor as of the record date for such Election of Directors by (y) the aggregate number of Securities of the Company outstanding as of the record date for such Election of Directors; provided that, for purposes of this
                                            -------------
calculation, (i) if such Standstill Investor's Board Representation Percentage would entitle such Standstill Investor to propose, nominate or support for election to the Board of Directors a total number of persons that either includes a fractional number of persons or is a fractional number that is less than one (1) person, then such total number shall be rounded to the nearest whole number of persons or to zero (0) persons, respectively and (ii) such total number shall be reduced by the sum of (x) the number of persons that is to be elected under subsection 1(a)(vii), provided that such subsection is still in full force and effect, or that United or Covia may nominate or support for election to the Board of Directors of the Company pursuant to the voting rights of the Series D1 Preferred Stock or Series D2 Preferred Stock of the Company, if either or both are then outstanding and (y) the number of persons that is to be elected under subsection 1(a)(iv) pursuant to the voting rights of the Series D3 Preferred Stock of the Company, if such Series D3 Preferred Stock is then outstanding.

                       (iii) enter into any arrangements, agreements or understandings or substantive discussions or substantive negotiations with any third party with respect to any of the matters described in paragraphs (i) or
(ii) of this Section 12(a) with respect to the Company.

                 b.  Notice of Voting Securities Purchases and Sales. Each
                     -----------------------------------------------
Standstill Investor shall advise the Company pursuant to the terms of Section 15(g) as to its plans to acquire or dispose of beneficial ownership of Voting Securities, or rights thereto, reasonably in advance of any such action.

                 c.  Acts in Concert with Others. No Standstill Investor shall
                     ---------------------------
join a partnership, limited partnership, syndicate or other group, or otherwise act in concert with any third person, for the purpose of acquiring, holding, voting or disposing of Voting Securities, or rights thereto.

                 d.  Other Standstill Agreements. The Company covenants that it
                     ---------------------------
will not enter into any other standstill agreement with any party containing terms more favorable to such party than the terms of this Section 12.

                 e.  Termination. The provisions of this Section 12 shall
                     -----------
terminate upon delivery to the Company of a written notice, signed by an officer of United, setting forth the reason for such termination and the applicable termination provisions of this Agreement, at any time following the earlier to occur of (such termination referred to as a "Section 12(e) Termination Event"):

                       (i)   May 10, 2001;

                       (ii) the breach of this Section 12 by any of the parties hereto other than United or Covia (provided that the party which committed such breach shall remain subject to the terms of subsections 12(a) through 12(d) hereof), unless such breach is unintentional and is cured within ten (10) business days from the date that such breach first becomes known to the Company (provided that the provision of such opportunity to cure does not prejudice or hinder the right of any other party hereto); or

                       (iii) such time as any corporation, partnership, individual, trust, unincorporated association, or other entity or "person" (as defined in Section 13(d)(3) of the 1934 Act), other than a party hereto (a "Third Party"), shall have:

                             (a)  commenced, or publicly announced an intention
to commence, a tender offer or exchange offer for any shares of any class of capital stock of the Company, the consummation of which would result in "beneficial ownership" (as defined under the 1934 Act) by such Third Party (together with all such Third Party's "affiliates" and "associates" (as such terms are defined in the 1934 Act)) of fifteen percent (15%) or more of the capital stock of the Company (as measured on a fully diluted basis, assuming the conversion, exercise or exchange of any of the then outstanding securities convertible, exercisable or exchangeable for, or any other rights to acquire shares of, capital stock of the Company) (collectively, for purposes of this
Section 12(e), the "Capital Stock"), or of ten percent (10%) or more of the Capital Stock if such Third Party is a Non-Approved Investor (as defined in
Section 10 above);

                             (b)  acquired beneficial ownership of shares of any
class of capital stock of the Company which, when aggregated with any shares of any class of capital stock of the Company already owned by such Third Party, its affiliates and associates, would result in the aggregate beneficial ownership by such Third Party, its affiliates and associates of fifteen percent (15%) or more of the Capital Stock (or ten percent (10%) or more of the Capital Stock if such Third Party is a Non-Approved Investor), provided that such Third Party (except for a Third Party that is a Non-Approved Investor) has also filed a Schedule 13D with the

Securities and Exchange Commission in which it reserves the right to acquire or hold the Company's securities with a purpose or effect of changing or influencing control of the Company or in connection with or as a participant in any transaction having that purpose or effect;

                             (c)  filed a Notification and Report Form under the
Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, reflecting an intent to acquire all or substantially all of the Company's assets;

                             (d)  acquired all or substantially all of the
assets of the Company;

                             (e)  entered into an agreement with the Company
which contemplates (A) the Sale of the Company or (B) the acquisition of (x) all or substantially all of the assets of the Company by such Third Party or (y) beneficial ownership of fifteen percent (15%) or more of the Capital Stock by such Third Party if such Third Party has not also entered into a standstill agreement with the Company containing terms that are at least as restrictive to such party as the terms of this Section 12;

                             (f)  solicited "proxies" in a "solicitation"
subject to the proxy rules under the 1934 Act, executed any written consent or become a "participant" in any "solicitation" (as such terms are defined in Regulation 14A under the 1934 Act), in opposition to any proxy solicitation being conducted by the Company, in each case with respect to any class of capital stock of the Company;

                             (g)  publicly announced a proposal or intention to
undertake any of the actions enumerated in the foregoing subsections (a) through
(f);

                             (h)  entered into substantive negotiations or
substantive discussions with the Board of Directors of the Company, or with an executive officer of the Company, with the knowledge of at least four (4) of the members of the Company's Board of Directors, concerning any of the actions enumerated in the foregoing subsections (a) through (f); or

                       (iv) a Section 4(e) Termination Event as set forth in the Standstill Agreement.

      13. Repurchase of Covia Shares. Provided that Covia's percentage ownership
          --------------------------
interest of any Voting Securities of the Company does not then exceed the 24.9% Limit (as defined below), as soon as practicable but at least fifteen (15) days prior to the Company's repurchasing or redeeming any of the then outstanding shares of capital stock of the Company or taking any similar action (a "Triggering Action"), the effect of which would cause Covia to hold in excess of twenty-four and nine-tenths percent (24.9%) of all of the then outstanding Voting Securities of the Company (such percentage ownership limit referred to herein as the "24.9% Limit"), the Company shall provide written notice (the "Triggering Notice") to United of its intent to take such action and, thereafter, the Company shall, upon the written request of United (the "Repurchase Request") and subject to compliance with all applicable laws, repurchase from Covia at a repurchase price of $.01 per share and in exchange for an Exchange Warrant (as defined below), that number of Covia Shares (or any shares of Common Stock issued upon conversion of such Covia Shares) (the "Repurchase Shares") necessary so that Covia's percentage ownership interest of any Voting Securities of the Company does not exceed the 24.9% Limit; provided that:

                 a. the closing of the repurchase of the Repurchase Shares pursuant to this Section 13 shall take place on the date designated by the Company, which date shall not be later than the date the Triggering Action is consummated (the "Repurchase Closing Date"). Upon the Repurchase Closing Date, the Company shall pay the repurchase price for the Repurchase Shares pursuant to this Section 13 by delivery of a check or wire transfer of funds in the aggregate amount of the repurchase price for such Repurchase Shares; provided, however, that in the event that United or Covia is indebted to the Company for any sums, the total of such sums may be offset by the Company. In addition to such payment, the Company shall issue to Covia on the Repurchase Closing Date a warrant to purchase the same number and class (and series, if applicable) of shares as the Repurchase Shares at a per share exercise price of $0.01 in the form attached as Exhibit E to the Series C Purchase Agreement (with such adjustments to the number and class and/or series of shares purchasable under such form of warrant as are necessary to effect the intent of the foregoing) (an "Exchange Warrant");

                 b. in the event that Repurchase Shares are to be repurchased pursuant to this Section 13, United, Covia and their successors and assigns covenant and agree that they shall take all steps necessary to deliver to the Company for cancellation any stock certificate(s) representing the Repurchase Shares and to obtain all required third-party, governmental and regulatory consents and approvals and take all other actions necessary to facilitate the consummation of such repurchase prior to the Repurchase Closing Date;

                 c. immediately upon the repurchase of the Repurchase Shares and prior to any later exercise of the Exchange Warrant under the terms thereof, Covia shall cease to be entitled to any rights of a shareholder with respect to the Repurchase Shares, including (without limitation) the right to vote such Repurchase Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of shareholder meetings;

                 d. notwithstanding the above provisions of this Section 13, in the event that United does not deliver a Repurchase Request to the Company prior to the time and date of the Triggering Action set forth in any Triggering Notice, then the Company shall not have any obligation under this Section 13 to repurchase any Covia Shares at the time and date that such Triggering Action is consummated;

                 e. this Section 13 shall terminate in its entirety and be of no further force or effect upon a Sale of the Company.

          14.  Termination. Notwithstanding any other termination provisions
               -----------
specifically set forth herein with respect to a specific section or sections of this Agreement, this Agreement shall terminate in its entirety and be of no further force or effect upon the earlier to occur of:

                 a.  an agreement to terminate is entered into in writing by:
(i) the Company, (ii) the holders of a majority of the outstanding Shares then held by the Founders and

Whilden, (iii) the holders of a majority of the Common Stock issued or issuable upon conversion of Preferred Stock then outstanding and held by the Investors,
(iv) United and (v) AmEx;

                 b.  the Sale of the Company; or

                 c.  May 10, 2008.

          15.  Miscellaneous.
               -------------

                 a.  Governing Law. This Agreement shall be governed by and
                     -------------
construed in accordance with the laws of the State of California applicable to contracts made among residents of, and wholly to be performed in, the State of California.

                 b.  Further Instruments. From time to time, each party hereto
                     -------------------
shall execute and deliver such instruments and documents as may be reasonably necessary to carry out the purposes and intent of this Agreement.

                 c.  Binding Effect. In addition to any restriction on transfer
                     --------------
that may be imposed by any other agreement by which any party hereto may be bound, and except as set forth in Section 15(q) or another section herein, this Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto, their respective heirs (if applicable), successors and assigns and to such additional individuals or entities that may become shareholders of the Company and that desire to become parties hereto; provided that for any such transfer of rights and obligations to be effective, such shareholder shall have executed and delivered an Adoption Agreement substantially in the form attached hereto as Schedule D (an "Adoption Agreement"). Upon the execution and delivery
          ----------
of an Adoption Agreement by any transferee of a party to this Agreement or any shareholder reasonably acceptable to the Company (each, for purposes of this Section 15(c), a "New Shareholder"):

                       (i) such New Shareholder shall become a party hereto with the same effect as though it had executed this Agreement on the date first written above; and

                       (ii) in accordance with Section 12 hereof, such New Shareholder shall be deemed to be a "Standstill Investor" and the Company shall amend the attached Schedule A, on and as of the date of such Adoption Agreement,
                   ----------
to reflect such New Shareholder's name and Threshold Percentage and/or any other change resulting from such New Shareholder's ownership interest, including without limitation any change in the name(s) and/or Threshold Percentage(s) of any party or parties to this Agreement.

By their execution of this Agreement or any Adoption Agreement, each of the parties hereto appoints the Company as its attorney-in-fact for the purposes of executing any Adoption Agreement which may be required to be delivered hereunder and/or amending Schedule A hereto pursuant to the terms of this Section 15(c).
                ----------

                 d.  Counterparts. This Agreement may be executed in two or more
                     ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                 e.  Entire Agreement; Termination of Prior Agreement. This
                     ------------------------------------------------
Agreement shall become effective and shall constitute and contain the entire agreement of the parties hereto, superseding any and all prior negotiations, correspondence, understandings and agreements among the parties respecting the subject matter hereof, and the Prior Agreement shall be terminated and all rights granted under the Prior Agreement shall be superseded and replaced in their entirety by the terms set forth herein, upon (A) the execution of this
                                              ----
Agreement by (i) the Company, (ii) each of the Founders, (iii) Whilden, (iv) the holders of a majority of the shares of Common Stock issued or issuable upon conversion of Preferred Stock then outstanding and held by the Series A Investors, Series B Investors, Series E Investors and any assignees of such Investors (as provided for in Section 8 hereof), (iv) United and (v) Covia, and
(B) the Initial Closing (as defined in the Purchase Agreement).

                 f.  Amendments and Waivers. Section 1 of this Agreement may be
                     ----------------------
amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (i) the Company, (ii) the holders of a majority of the outstanding Shares then held by the Founders and Whilden, (iii) the holders of a majority of the Common Stock issued or issuable upon conversion of Preferred Stock then outstanding and held by the Investors and assignees of the Investors (as provided for in Section 8 hereof), and (iv) United, if and for so long as Covia (and/or a United Related Party) hold(s) at least 2,434,287 shares of Common Stock Equivalents (as defined in Section 15(h) below). Section 2 of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (i) the Company, (ii) the holders of a majority of the outstanding Shares then held by the Founders and Whilden, (iii) the holders of a majority of the Common Stock issued or issuable upon conversion of Preferred Stock then outstanding and held by the Investors and assignees of the Investors (as provided for in Section 8 hereof), and (iv) United, if and for so long as Covia (and/or a United Related Party) hold(s) at least 3,651,430 shares of Common Stock Equivalents. Sections 6, 7 and 8 of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (i) the Company, (ii) the holders of a majority of the outstanding Shares then held by the Founders and Whilden, (iii) the holders of a majority of the Common Stock issued or issuable upon conversion of Preferred Stock then outstanding and held by the Investors and assignees of the Investors (as provided for in Section 8 hereof), and (iv) United, if and for so long as Covia (and/or a United Related Party) hold(s) the Minimum Equity Interest (as such term is defined in Section 15(h) below). Sections 10, 11, 12, 13, 14, and 15 of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (i) the Company, (ii) the holders of a majority of the outstanding Shares then held by the Founders and Whilden, (iii) the holders of a majority of the Common Stock issued or issuable upon conversion of Preferred Stock then outstanding and held by the Investors and assignees of the Investors (as provided for in Section 8 hereof) (excluding, however, any such Common Stock held by the Series E Investors in connection with an amendment or waiver of Sections 11 and 12), and (iv) United. Any amendment or waiver effected in accordance with this Section 15(f) shall be binding upon the Company, each of the Founders, Series A Investors, Series B Investors, Series E Investors, Whilden, United, Covia and each holder of Preferred Stock and any Common Stock issued upon conversion thereof to whom the rights have been transferred by any Investors in accordance with Section 8 hereof. Notwithstanding the foregoing, any amendment or waiver of any section of this Agreement, in addition to the consents set forth above, also requires the written consent of AmEx.

                 g.  Notices, etc. All notices and other communications required
                     ------------
or permitted hereunder shall be in writing and shall be deemed effectively given
(i) upon personal delivery to the party to be notified, (ii) upon confirmed electronic facsimile ("fax") transmission to the fax number for any party as specified below, or (iii) three (3) days after deposit with the United States mail, by registered or certified mail, postage prepaid, in each case addressed or faxed (A), if to an Investor, to such Investor's address or fax number, as the case may be, set forth on the signature pages attached to this Agreement, or at such other address or fax number, as the case may be, as such Investor shall have furnished to the Company in writing in accordance with this Section 15(g),
(B), if to any other holder of the Preferred Stock and Common Stock issued upon conversion thereof to whom any rights under this Agreement have been transferred in accordance with Sections 8 and 15(c) hereof, to such address or fax number, as the case may be, as such holder shall have furnished the Company in writing in accordance with Section 15(c), or, until any such holder so furnishes an address or fax number to the Company, then to the address or fax number, as the case may be, of the last holder thereof who has so furnished an address or fax number to the Company, (C), if to a Founder, to such address or fax number, as the case may be, as such Founder shall have last furnished the Company in writing, or (D), if to the Company, to the address or fax number, as the case may be, of its principal offices.

                 h.  Certain Definitions. For purposes of this Agreement,
                     -------------------
"United Related Party" shall mean (i) United, (ii) any corporation or limited liability company directly controlled by, controlling, or under common control with (to the extent of more than fifty percent (50%) of its issued capital stock entitled to vote for the election of directors) United, or (iii) any partnership directly controlled by, controlling, or under common control with (to the extent of more than fifty percent (50%) of its voting power or otherwise having power to control its general activities) United, but in each case only for so long as such ownership or control shall continue. For purposes of this Agreement, "AmEx Related Party" shall mean (i) any corporation or limited liability company directly controlled by, controlling, or under common control with (to the extent of more than fifty percent (50%) of its issued capital stock entitled to vote for the election of directors) AmEx, or (ii) any partnership directly controlled by, controlling, or under common control with (to the extent of more than fifty percent (50%) of its voting power or otherwise having power to control its general activities) AmEx, but in each case only for so long as such ownership or control shall continue. For purposes of this Agreement, "Common Stock Equivalents" shall mean the Company's Common Stock issued or issuable upon conversion of Series C Preferred Stock of the Company (as adjusted for any subsequent stock splits, subdivisions, combinations, reclassifications, reorganizations and the like, and treating all Series C Preferred Stock of the Company on an as-converted basis and treating all outstanding warrants to purchase Series C Preferred Stock (or the Common Stock issuable upon conversion thereof) at a per share exercise price of $0.01 or less held by such holder on an as-exercised basis). For purposes of this Agreement, the term "Minimum Equity Interest" shall be defined as follows:

                       (i)   if prior to the consummation of the sale of the
                                -----
Subsequent Shares (as such term is defined in the Series C Agreement), then "Minimum Equity Interest" shall mean that Covia (and/or a United Related Party) hold(s) not less than ninety percent (90%) of the sum of:

                             (A)  4,044,297 shares of Series C Preferred Stock
purchased pursuant to the Series C Agreement (or such number of shares of Common Stock issued upon conversion thereof), less any of such shares repurchased by the Company pursuant to Section 13 hereof; plus

                             (B)  807,698 shares of Series C Preferred Stock (or
such number of shares of Common Stock issued or issuable upon conversion thereof) issued or issuable upon exercise of the Warrant; plus

                             (C)  any shares of Series C Preferred Stock (or
such number of shares of Common Stock issued or issuable upon conversion thereof) or Common Stock, in either case, issued or issuable upon exercise of any and all Exchange Warrants originally issued to Covia by the Company pursuant to Section 13 hereof; plus

                             (D)  any securities (or the number of shares of
Common Stock issued or issuable upon conversion thereof) purchased by Covia pursuant to the Purchase Agreement, including any securities (or the number of shares of Common Stock issued or issuable upon conversion thereof) issued or issuable upon the exercise of warrants issued to Covia pursuant to the Purchase Agreement.

                       (ii)  if after the consummation of the sale of the
                                -----
Subsequent Shares (as such term is defined in the Series C Agreement), then "Minimum Equity Interest" shall mean that Covia (and/or a United Related Party) hold(s) not less than ninety percent (90%) of the sum of:

                             (A)  4,060,875 shares of Series C Preferred Stock
purchased pursuant to the Series C Agreement (or such number of shares of Common Stock issued upon conversion thereof), less any of such shares repurchased by the Company pursuant to Section 13 hereof; plus

                             (B)  807,698 shares of Series C Preferred Stock (or
such number of shares of Common Stock issued or issuable upon conversion thereof) issued or issuable upon exercise of the Warrant; plus

                             (C)  any shares of Series C Preferred Stock (or
such number of shares of Common Stock issued or issuable upon conversion thereof) or Common Stock, in either case, issued or issuable upon exercise of any and all Exchange Warrants originally issued to Covia by the Company pursuant to Section 13 hereof; plus

                             (D)  any securities (or the number of shares of
Common Stock issued or issuable upon conversion thereof) purchased by Covia pursuant to the Purchase Agreement, including any securities (or the number of shares of Common Stock issued or issuable upon conversion thereof) issued or issuable upon the exercise of warrants issued to Covia pursuant to the Purchase Agreement.

                 i.  Grant of Proxy. Should the provisions of this Agreement be
                     --------------
construed to constitute the granting of proxies, such proxies shall be deemed coupled with an interest and are irrevocable for the term of this Agreement.

                 j. Manner of Voting. The voting of shares pursuant to this
                    ----------------
Agreement may be effected in person, by proxy, by written consent, or in any other manner permitted by applicable law.

                 k. Stock Splits, Stock Dividends, etc. In the event of any
                    ----------------------------------
issuance of shares of the Company's voting securities hereafter to any of the Parties hereto (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such shares shall become subject to this Agreement and shall be endorsed with the legend set forth in Section 7.

                 l. No Liability for Election of Recommended Directors. Neither
                    --------------------------------------------------
the Company, the Founders, Whilden, the Investors, nor any officer, director, stockholder, partner, employee or agent of such party, makes any representation or warranty as to the fitness or competence of the nominee or designee of any party hereunder to serve on the Company's Board by virtue of such party's execution of this Agreement or by the act of such party in voting for such nominee pursuant to this Agreement.

                 m. Specific Enforcement. It is agreed and understood that
                    --------------------
monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party hereto (or the permitted transferees or assignees of any party hereto that is bound by the provisions of this Agreement), that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each such party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

                 n. Severability. Whenever possible, each provision of this
                    ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                 o. Voting of Series D1 Preferred Stock, Series D2 Preferred
                    --------------------------------------------------------
Stock and Series D3 Preferred Stock. In the event that any proposal that has
-----------------------------------
been approved by the Board of Directors of the Company (the "Board"), other than a proposal for the express purpose of nominating, electing or removing members of the Board, is submitted to the shareholders of the Company for approval, United, Covia and AmEx, and their successors and assigns, hereby agree to:

                       (i) vote that number of shares of Series D1 Preferred Stock, Series D2 Preferred Stock or Series D3 Preferred Stock of the Company as to which they have beneficial ownership as of the time of the record date for the approval of such proposal;

                       (ii) not exercise any dissenters' rights under applicable law at any time regarding such proposal, including, but not limited to, any proposal regarding a Sale of the Company, if such right is available to such holder with respect to any Series D1 Preferred Stock, Series D2 Preferred Stock or Series D3 Preferred Stock of the Company as to which they have beneficial ownership for the approval of such proposal;

                       (iii) refrain from transferring any Series D1 Preferred Stock, Series D2 Preferred Stock or Series D3 Preferred Stock of the Company as to which they have beneficial ownership or securities of the acquirer or any other applicable company during any period prohibited by then applicable "pooling of interests" accounting treatment rules, whether before or after a Sale of the Company, provided that any such period of restriction prior to the closing of a Sale of the Company shall not exceed one hundred twenty (120) days; and

                       (iv) after receiving proper notice of such meeting, be present, in person or by proxy, along with any of their respective affiliated entities, as holders of shares of voting securities, at all meetings of shareholders of the Company to vote on the approval of such proposal so that all shares of Series D1 Preferred Stock, Series D2 Preferred Stock or Series D3 Preferred Stock of the Company as to which they and/or their affiliated entities have beneficial ownership may be counted for the purposes of determining the presence of a quorum at such meetings.

                 p. Share Number Adjustments. Unless otherwise set forth herein,
                    ------------------------
wherever any provision of this Agreement sets forth a specific number of shares of the Company's Capital Stock (as defined herein), such number shall be appropriately adjusted upon the occurrence of any stock splits, dividends, combinations, reclassifications, recapitalizations, reorganizations and the like with respect to the Company's Capital Stock.

                 q. Nonassignment of Rights. The rights (but not the
                    -----------------------
obligations) provided to United and/or Covia herein under Sections 1, 2, 10, 11, 12, 13, 14, and 15, shall not be assignable without the prior, express written consent of the Company, except in the case of an assignment to a United Related Party (as defined in Section 15(h) above). The rights (but not the obligations) provided to AmEx herein under Sections 1, 2, 10, and 15, shall not be assignable without the prior, express written consent of the Company, except in the case of an assignment to an AmEx Related Party (as defined in Section 15(h) above).

                 r. Effectiveness. This Agreement will only become effective for
                    -------------
the parties hereto upon (a) the Initial Closing, as that term is defined in the Purchase Agreement, and (b) its execution and delivery by the parties listed on the signature pages attached hereto. Upon the effectiveness of this Agreement, this agreement shall be binding upon each party to this Agreement, including, without limitation, those parties that are not signatories to the Prior Agreement. This Agreement will terminate if such Initial Closing has not been effected on or before November 30, 1999.

          IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

COMPANY:

GETTHERE.COM,
a California corporation

By: /s/ Kenneth Pelowski
    ---------------------------------
    Kenneth Pelowski,
    Chief Operating Officer and Chief
    Financial Officer

Address:  GetThere.com
          445 Sherman Avenue
          Palo Alto, CA  94306
          Attn: Kenneth Pelowski

"FOUNDERS":

/s/ Daniel Whaley
-----------------------------------
DANIEL WHALEY

/s/ Bruce Yoxsimer
-----------------------------------
BRUCE YOXSIMER


"WHILDEN":

/s/ Richard D.C. Whilden
-----------------------------------
RICHARD D.C. WHILDEN






                         SIGNATURE PAGE TO GETTHERE.COM
                  AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

UNITED AIR LINES, INC.



By: /s/ Frederic F. Brace
   ---------------------------------
   Frederic F. Brace,
   Vice President

Address:  World Headquarters - WHQLD
          P.O. Box 66100
          Chicago, IL  60666
          Attn:  General Counsel



COVIA LLC



By: /s/ Frederic F. Brace
   ---------------------------------
   Frederic F. Brace,
   Vice President

Address:  c/o United Air Lines, Inc.
          World Headquarters - WHQLD
          P.O. Box 66100
          Chicago, IL  60666
          Attn:  General Counsel




                         SIGNATURE PAGE TO GETTHERE.COM
                  AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

U.S. Venture Partners V, L.P.
USVP V International, L.P.
2180 Associates Fund V, L.P.
USVP V Entrepreneur Partners, L.P.
By:  Presidio Management Group V, L.L.C.
Its:  General Partner
By: /s/ Michael P. Maher
   --------------------------------------------

Name:   Michael P. Maher
     ------------------------------------------

Title: Attorney-In-Fact
      -----------------------------------------


Address: U.S. Venture Partners
         2180 Sand Hill Road, Suite 300
         Menlo Park, CA  94025
         Attn:  Michael P. Maher



AMERICAN EXPRESS TRAVEL RELATED
SERVICES COMPANY, INC.


By: /s/ Anne Busquet
   --------------------------------------------

Name: Anne Busquet
     ------------------------------------------

Title: President, AERS
      -----------------------------------------

Address: American Express Tower
         World Financial Center
         New York, NY 10285
         Attn:  Lawrence Kutscher



                         SIGNATURE PAGE TO GETTHERE.COM
                  AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

BRENTWOOD ASSOCIATES VII, L.P.
By: Brentwood VII Ventures, L.P.
Its: General Partner



By: /s/ Jeffrey D. Brody
   ------------------------------------------
   Jeffrey D. Brody,
   General Partner

Address: Brentwood Associates
         3000 Sand Hill Road
         Building 1, Suite 260
         Menlo Park, CA  94025
         Attn:  Jeffrey D. Brody


BRENTWOOD AFFILIATES FUND, L.P.
By: Brentwood VII Ventures, L.P.
Its: General Partner



By: /s/ Jeffrey D. Brody
   ------------------------------------------
   Jeffrey D. Brody,
   General Partner

Address: Brentwood Associates
         3000 Sand Hill Road
         Building 1, Suite 260
         Menlo Park, CA  94025
         Attn:  Jeffrey D. Brody



                         SIGNATURE PAGE TO GETTHERE.COM
                  AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

ITN JOINT VENTURE,
a California Joint Venture
By:  Ambassadors International, Inc.,
     a Joint Venturer

By: /s/ John A. Ueberroth
   -----------------------------------
   John A. Ueberroth,
   President


Address:  c/o Contrarian Group
          500 Newport Center Drive, Suite 900
          Newport Beach, CA  92660
          Attn: John A. Ueberroth



                         SIGNATURE PAGE TO GETTHERE.COM
                  AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

MeriTech Capital Partners L.P.

By:    MeriTech Capital Associates L.L.C.
       its General Partner

By:    MeriTech Management Associates L.L.C.
       a managing member

By:    /s/ Paul Madera
       --------------------------------------
       Paul Madera, a managing member


MeriTech Capital Affiliates L.P.

By:    MeriTech Capital Associates L.L.C.
       its General Partner

By:    MeriTech Management Associates L.L.C.
       a managing member

By:    /s/ Paul Madera
       --------------------------------------
       Paul Madera, a managing member

Address: 428 University Avenue
         Palo Alto, California 94301
Tel:     (650) 330-5472
Fax:     (650) 614-4882



                         SIGNATURE PAGE TO GETTHERE.COM
                  AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

AMERICA WEST AIRLINES, INC.

By: /s/ Scott Kirby
   --------------------------------
      Scott Kirby
      Vice President of Revenue Management

Address:  America West Airlines, Inc.
          Revenue Management
          4000 East Sky Harbor Boulevard
          Mail Stop CH-VRM
          Phoenix, Arizona 85034-3899
          Attention: Scott Kirby

          With a copy to:
          Cooley Godward LLP
          One Maritime Plaza, 20th Floor
          San Francisco, California 94111-3580
          Attention: Jamie Chung


AIR CANADA


By:    /s/ Paul Brotto
      -------------------------------
Name:      Paul Brotto
      -------------------------------
Title: Sr. V.P. Business Development
      -------------------------------



                         SIGNATURE PAGE TO GETTHERE.COM
                  AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

/s/ Al Whaley
-------------------------------
AL WHALEY




                         SIGNATURE PAGE TO GETTHERE.COM
                  AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

                                   SCHEDULE A
                                   ----------

                            SCHEDULE OF SHAREHOLDERS

                                                                  Number        Threshold
              Shareholder                Class of Shares        of Shares*     Percentage
              -----------                ---------------        ----------     ----------
"Founders"
----------
Whaley, Al                                Common Stock            1,000,000        5.11%
Whaley, Daniel                            Common Stock            1,000,000        5.11%
Yoxsimer, Bruce N.                        Common Stock            1,000,000        5.11%

"Whilden"
---------
Richard D.C. Whilden                      Common Stock              818,250        4.18%

"Series A Investors"
--------------------
Brentwood Associates VII, L.P.           Preferred Stock          1,985,353       10.15%
ITN Joint Venture                        Preferred Stock          1,544,163        7.90%

"Series B Investors"
--------------------
U.S. Venture Partners V, L.P.            Preferred Stock          2,385,543       12.20%
USVP V International, L.P.               Preferred Stock            132,530        0.68%
2180 Associates Fund V, L.P.             Preferred Stock             74,217        0.38%
USVP V Entrepreneur Partners, L.P.       Preferred Stock             58,313        0.30%
Brentwood Associates VII, L.P.           Preferred Stock            496,988        2.54%
Brentwood Affiliates Fund, L.P.          Preferred Stock             66,265        0.34%

"Covia" and/or "United Related Party"
-------------------------------------
Covia LLC                                Preferred Stock          4,851,995       30.00%**

* The term "Shares" includes any and all shares issuable upon exercise of outstanding warrants to purchase shares of Preferred Stock held by such Shareholder (assuming, for purposes of this calculation, that the issuance of the Warrant to Covia is an outstanding warrant).

** This number has been set at 30% and was not calculated using the formula that was used to determine the Threshold Percentages listed for the other Shareholders.

                                   SCHEDULE B
                                   ----------

                          NON-APPROVED INVESTORS LIST


[*]


----------
[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY
      WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   SCHEDULE D
                                   ----------

                               ADOPTION AGREEMENT

          This Adoption Agreement ("Adoption Agreement") is executed by the undersigned (the "Shareholder") pursuant to the terms of that certain Amended and Restated Shareholders Agreement dated September 14, 1999 (the "Shareholders Agreement") by and among GetThere.com, a California corporation (the "Company") and certain of its shareholders. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Shareholders Agreement. By the execution of this Adoption Agreement, the Shareholder agrees as follows:

          (a) Acknowledgment.  Shareholder acknowledges that Shareholder is
              --------------
acquiring certain shares of the capital stock of the Company (the "Stock"), subject to the terms and conditions of the Shareholders Agreement.

          (b) Agreement.  Shareholder (i) agrees that the Stock acquired by
              ---------
Shareholder shall be bound by and subject to the terms of the Shareholders Agreement, and (ii) hereby adopts the Shareholders Agreement with the same force and effect as if the Shareholder were originally a party thereto.

          (c) Notice.  Any notice required or permitted by the Shareholders
              ------
Agreement shall be given to Shareholder at the address listed beside Shareholder's signature below.

          (d) Share Ownership and Threshold Percentage.  For purposes of the
              ----------------------------------------
Schedule of Shareholders attached as Schedule A to the Shareholders Agreement, the Shareholder currently owns ______________ shares of the _____________________________ of the Company and such Shareholder's Threshold Percentage shall initially be ______________________ percent (____%).

          EXECUTED AND DATED this ______ day of _________________, ____.

                                 SHAREHOLDER:


                                 By:
                                    --------------------------------------
                                  Name and Title
                                 Address:
                                          --------------------------------

                                          --------------------------------
Accepted and Agreed on behalf of all the
parties to the Shareholders Agreement:
-------------------------------------
COMPANY:
By:
   -----------------------------------
Name:
     ---------------------------------
Title:
      --------------------------------

                                   SCHEDULE E
                                   ----------

Those entities and individuals that are from time to time listed on Exhibit AA
                                                                    ----------
to the Web Services and Travel Agreement between American Express Travel Related Services Company, Inc. and the Company, pursuant to Section 10.4 thereof.

                               AMENDMENT NO. 1 TO
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                  AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

           This AMENDMENT NO. 1 to the Amended and Restated Investor Rights Agreement (the "Investor Rights Agreement") dated September 14, 1999, by and among GetThere.com, a California corporation (the "Company") and the persons and entities listed on Schedule A thereto, each of which is herein referred to as an
                   ----------
"Investor," and to the Amended and Restated Shareholders Agreement (the "Shareholders Agreement") dated September 14, 1999, by and among the Company, the Founders (as defined in the Shareholders Agreement) and the Investors (as defined in the Shareholders Agreement) is entered into by the Company, the Founders, and the Investors whose names are set forth on the signature pages hereto.

                                   WITNESSETH:

           WHEREAS, the parties hereto are parties to the Investor Rights Agreement and the Shareholders Agreement;

           WHEREAS, the parties hereto desire to amend the Investor Rights Agreement to add Eastern Air Lines, Inc. as a party to the Investor Rights Agreement and the Shareholders Agreement; and

           WHEREAS, for purposes of amending said agreements, the undersigned:
(i) with respect to the Investor Rights Agreement, constitute the holders of sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities (as defined in the Investor Rights Agreement) and (ii) with respect to the Shareholders Agreement, hold the number of shares required under Section 15(f) of the Shareholders Agreement.

           NOW, THEREFORE, the parties hereto, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, agree as follows:


                                    ARTICLE I
                   Amendment to the Investor Rights Agreement

           1. The definition of `Preferred Stock' under Section 1 is hereby amended to add the following language at the end of the paragraph:

               ", (vi) shares of Common Stock of the Company issued upon conversion of that certain convertible promissory note issued to Eastern Air Lines, Inc. by the Company on July 15, 1999."

           2. Section 5.3(a) is hereby amended to add the following language at the end of the section:

              "Provided, however, that if the Holder requesting that the Company file a registration statement on Form S-3 pursuant to this Section 5.3 is Eastern Air Lines, Inc. and such request covers all securities of the Company held by Eastern Air Lines, Inc., then the Two Million Dollar ($2,000,000) threshhold set forth above shall not apply to such request, although all other requirements and limitations of this Section 5.3 shall remain in full force and effect with regard to such request."


                                   ARTICLE II
                       Amendment to Shareholders Agreement

           1. The Shareholders Agreement is hereby amended to add Eastern Air Lines, Inc. as an `Investor' to the Shareholders Agreement.


                                  Miscellaneous

           1. Except as amended by this Amendment, all terms and provisions of the Investor Rights Agreement and Shareholders Agreement continue in full force and effect and unchanged and are hereby confirmed in all respects.

           2. This Amendment may be signed in multiple counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument.

                                       2